EXHIBIT 10.13

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT.


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

     THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT is made as of the 6th day of September, 2002 by and between BENTLEY PHARMACEUTICALS, INC., a Delaware corporation, with offices at 65 Lafayette Road, 3rd Floor, North Hampton, New Hampshire 03862-2403 (hereinafter, "BENTLEY" or "Licensor"), and AUXILIUM PHARMACEUTICALS, INC. (formerly Auxilium A(2), Inc.), a Delaware corporation having a principal place of business at 160 W. Germantown Pike, Suite D-5, East Norriton, Pennsylvania 19401 (hereinafter, "AUXILIUM" or "Licensee"). BENTLEY and AUXILIUM may be referred to as a "Party" or, collectively, as "Parties."

                                    RECITALS

WHEREAS the parties have entered into that certain License Agreement, dated May 31, 2001, relating to the grant by BENTLEY to AUXILIUM of a license of certain technology which relates to formulations which contain the therapeutic drug dihydrotestosterone and CPE-215 (the "License Agreement"); and

WHEREAS, BENTLEY would like to provide incentives to AUXILIUM to enter into sub-licenses for the Products in territories outside the United States; and

WHEREAS, BENTLEY would like to provide further incentives to AUXILIUM to extend the commercial life of the Products licensed under the License Agreement; and

WHEREAS the Parties wish to further amend the License Agreement to change certain sections of the License Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and INTENDING TO BE LEGALLY BOUND HEREBY, the Parties further amend the License Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Except as amended below, the terms defined in the License Agreement shall remain unchanged. Unless otherwise defined in this Amendment, all capitalized terms in this Amendment shall have the meanings ascribed to them in the License Agreement, as amended by the Previous Amendments.

                                   ARTICLE III
                      PAYMENTS IN CONSIDERATION FOR LICENSE

3.1 Except as amended below, all payments set forth in Article III of the License Agreement shall remain unchanged.

3.2 (a) of the License Agreement shall be amended to read as follows:

          (a) there is an enforceable BENTLEY Patent at the time of sale:

            All Annual Net Sales in the United     *
            States and Canada


            All Annual Net Sales outside the       *
            United States and Canada



          "Product Royalties" shall mean all payments received by Auxilium which are based on sales of Products, but shall not include milestone payments related to achievements which are not sales based.

                                   ARTICLE IV
                              INTELLECTUAL PROPERTY

4.1 Article VIII of the License Agreement is amended in its entirety to read as follows:

               8.1 Intellectual Property Rights. The inventorship of inventions developed under this Agreement and relating to Products ("Inventions") shall be determined in accordance with U.S. Law. Inventions made solely by employees of BENTLEY or owned by BENTLEY ("BENTLEY Inventions") shall be the exclusive property of BENTLEY. Inventions made solely by employees of AUXILIUM ("AUXILIUM Inventions") shall be the exclusive property of AUXILIUM, except that AUXILIUM Inventions that relate to the use of Products shall be owned by BENTLEY and shall be included in the license granted under this License Agreement and included in the definition of BENTLEY Patents. Inventions made by employees of BENTLEY and employees of AUXILIUM shall also be owned by BENTLEY and shall be included in the license granted under this License Agreement and included in the definition of BENTLEY Patents.

* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.


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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to License Agreement as of the date first above written.

BENTLEY PHARMACEUTICALS, INC.           AUXILIUM PHARMACEUTICALS, INC.


By: /s/ JAMES R. MURPHY                 By: /s/ GERALDINE A. HENWOOD
   --------------------------------         ------------------------
        James R. Murphy                 Geraldine A. Henwood
        Chief Executive Officer         Chief Executive Officer


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